EXHIBIT 24

                                POWER OF ATTORNEY

      The undersigned hereby constitutes and appoints Thomas M. O'Flynn and James T. Foran, and each of them (with full power to act without the other), the true and lawful attorney-in-fact and agent for and on behalf of the undersigned, and in the undersigned's name, place and stead, in the undersigned's capacity as a Director or Officer or both, as the case may be, of Public Service Enterprise Group Incorporated ("PSEG") to sign the registration statement on Form S-8 to be filed by PSEG with the Securities and Exchange Commission for the registration under the Securities Act of 1933 of 2.0 million shares of PSEG's Common Stock without par value, (which shares are to be offered pursuant to the Public Service Enterprise Group Incorporated Employee Stock Purchase Plan), and any and all amendments of such registration statement.

      IN WITNESS WHEREOF, the undersigned has executed this instrument, this 20th day of June, 2003.

/s/ Caroline Dorsa                                     /s/ Thomas M. O'Flynn
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Caroline Dorsa                                         Thomas M. O'Flynn

/s/ E. James Ferland                                   /s/ Patricia A. Rado
------------------------                               ------------------------
E. James Ferland                                       Patricia A. Rado

/s/ Albert R. Gamper, Jr.                              /s/ Thomas A. Renyi
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Albert R. Gamper, Jr.                                  Thomas A. Renyi

/s/ William V. Hickey                                  /s/ Richard J. Swift
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William V. Hickey                                      Richard J. Swift

/s/ Shirley Ann Jackson
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Shirley Ann Jackson